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                               PERKINS COIE LLP
           A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
    1211 SOUTHWEST FIFTH AVENUE, SUITE 1500  PORTLAND, OREGON  97204-3715
               TELEPHONE:  503 727-2000  FACSIMILE:  503 727-2222



                                 May 24, 1999



ThrustMaster, Inc.
Suite 400
7175 N.W. Evergreen Parkway
Hillsboro, OR  97124

Ladies and Gentlemen:

     We have acted as counsel to ThrustMaster, Inc. ("Company") in connection with (a) the issuance by the Company of, among other securities, (i) 125,000 shares (the "Outstanding Shares") of the Company's common stock, without par value (the "Common Stock"), and (ii) warrants (the "Warrants") exercisable for up to 44,222 shares of Common Stock (the "Warrant Shares" and, together with the Outstanding Shares, collectively the "Shares") and (b) the preparation and filing of a registration statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission with respect to the resale of the Shares. The Outstanding Shares and the Warrants were issued under the Securities Purchase Agreement dated as of January 28, 1999 between the Company and the Purchasers party thereto (the "Purchase Agreement").

     We have examined the Registration Statement, the Purchase Agreement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based on and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be

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March 4, 1999
Page 2

effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Perkins Coie LLP